     Exhibit 10.47
     Execution Copy
THIRD AMENDED AND RESTATED
GENERAL PARTNER SECURITY AND LIMITED
GUARANTY AGREEMENT
among
WESTMORELAND-ROANOKE VALLEY, L.P.
and
WESTMORELAND-NORTH CAROLINA POWER, LLC
(as Partners)
and
PRUDENTIAL INVESTMENT MANAGEMENT, INC.
(as Agent)
Dated as of February 11, 2008

i

THIRD AMENDED AND RESTATED GENERAL PARTNER SECURITY AND LIMITED
GUARANTY AGREEMENT
     This THIRD AMENDED AND RESTATED GENERAL PARTNER SECURITY AND LIMITED GUARANTY AGREEMENT (this “General Partner Security Agreement”), dated as of February 11, 2008, among WESTMORELAND-ROANOKE VALLEY, L.P., a Delaware limited partnership (the “Westmoreland I Partner”), WESTMORELAND-NORTH CAROLINA POWER, LLC, a Virginia limited liability company (the “Westmoreland II Partner” and, together with Westmoreland I Partner, the “Partners”, and each individually, a “Partner”), and PRUDENTIAL INVESTMENT MANAGEMENT, INC., as agent (“Agent”) on behalf of and for the benefit of the Secured Parties under the Loan Agreement (defined below).
WITNESSETH:
     WHEREAS, the Partners are the two general partners of Westmoreland Partners, a Virginia general partnership (the “Partnership”);
     WHEREAS, the Partnership, Agent, certain Lenders and other parties are parties to that certain Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993 (as amended, the “Original Credit Agreement”), providing for the financing of the construction and operation of the Rova I Facility and the Rova II Facility (as defined in the original Credit Agreement);
     WHEREAS, simultaneously with the entering into of the Original Credit Agreement, Debtor and Agent entered into an Amended and Restated General Partner Security and Limited Guaranty Agreement, dated as of December 1, 1993 (the “Original General Partner Security Agreement”), pursuant to which inter alia, the Westmoreland I Partner guaranteed the obligations of the Partnership under the Original Credit Agreement and the documents executed in connection therewith, and collaterally assigned all of its respective interests in the Partnership to the Secured Parties in order to secure its respective obligations under such guaranty;
     WHEREAS, on June 29, 2006, the Westmoreland II Partner acquired its interest in the Partnership, and the Original General Partner Security Agreement was amended and restated, as that certain Second Amended and Restated General Partner Security and Limited Guaranty Agreement (the “Second General Partner Security Agreement”);
     WHEREAS, the Original Credit Agreement is being amended and restated in order to, among other things, issue Tranche C Senior Loans, Senior Subordinated Fixed Rate Loans and Junior Subordinated Floating Rate Loans, subject to the terms and conditions set forth therein, and to amend and restate the other terms and conditions of the Original Credit Agreement, in each case as further set forth in the Loan Agreement (as defined below); and
     WHEREAS, the parties desire to amend and restate the Second General Partner Security Agreement on the terms hereinafter set forth in order to, among other things, confirm the collateral assignment of the Partners’ respective interests in the Partnership created pursuant to the Original General Partner Security Agreement and the Second General Partner Security

Agreement and the guaranty of the obligations of the Partnership under the Loan Agreement and the documents executed in connection therewith, in each case in connection with such issuance.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in order to induce the Lenders to make such loans under the Loan Agreement, the parties hereto agree that the Second Amended and Restated General Partner Security and Limited Guaranty Agreement is hereby amended and restated in its entirety as follows:
     1. Definitions.
     For purposes of this General Partner Security Agreement and unless the context otherwise requires, all capitalized terms used herein which are defined in the Loan Agreement (and not otherwise defined herein) shall have their respective meanings as therein defined, and each of the following terms shall have the respective meaning assigned thereto:
     “Code” means the Uniform Commercial Code as in effect in the State of New York from time to time.
     “Loan Agreement” means the Second Amended and Restated Loan Agreement, dated as of February 11, 2008, among the Partnership, as Borrower, The Prudential Insurance Company of America and each Purchasing Lender (as defined therein), as Lenders, and Prudential Investment Management, Inc., as Agent, as the same may be amended, modified or supplemented from time to time.
     2. Joint and Several Limited Guaranty.
          (a) Each Partner hereby confirms its joint and several unconditional and irrevocable guaranty of the timely payment and performance by the Partnership of all of the Partnership’s obligations and liabilities of any kind, now or hereafter existing, to any of the Secured Parties under the Loan Agreement and any of the other Loan Instruments, including, without limitation:
     (i) payment and performance of each and every obligation, covenant and agreement of the Partnership now or hereafter existing contained in the Loan Agreement and any of the other Loan Instruments, including without limitation all “Obligations” (as defined in the Loan Agreement), in each case whether for principal, interest, fees, Yield-Maintenance Premium, if any, expenses or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;
     (ii) payment of all sums advanced in accordance herewith or in accordance with the other Security Documents by or on behalf of the Secured Parties to protect any of the Collateral purported to be covered hereby or thereby, with interest thereon at the rate equal to the Default Interest Rate;
     (iii) performance of every obligation, covenant and agreement of the Partnership contained in the Loan Agreement and any of the other Loan Instruments or in any agreement now or hereafter executed by the Partnership which recites that the obligations thereunder are secured by this General Partner Security Agreement or the Collateral; and
     (iv) payment of all sums, with interest thereon at the Default Interest Rate, that may become due and payable to or for the benefit of the Secured Parties pursuant to the terms of this General Partner Security Agreement;
in each case, when due (whether at stated maturity, by acceleration, because of mandatory prepayment, or otherwise, and including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), and in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including, without limitation, all indebtedness of the Partnership under any instrument now or hereafter evidencing or securing any of the foregoing (all such obligations and liabilities hereinafter collectively referred to as the “Guarantied Obligations”).
     Notwithstanding the foregoing, the liability of each Partner under this General Partner Security Agreement with respect to such Guarantied Obligations shall be limited to the extent of the Collateral (defined below).
          (b) Each Partner hereby confirms and agrees that its obligations under Section 2(a) hereof shall be absolute, irrevocable and unconditional, without regard to the validity or enforceability of the Loan Agreement, the Notes or any other Loan Instrument, any Project Document, any amendment, acceleration, extension, waiver or consent by the Secured Parties with respect thereto or any provision thereof, any release, surrender, compromise, exchange or sale of any collateral security or guaranty therefor or right of offset with respect thereto, any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or asserted by or against the Partnership or any other person, or any other circumstances whatsoever which might otherwise constitute a legal or equitable discharge or defense (other than a defense of payment or performance) of the Partnership for its obligations under the Loan Agreement or the other Loan Instruments, whether in bankruptcy or in any other instance. Each Partner hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Partnership itself or the other Partner with respect to any amounts due under this General Partner Security Agreement.
          (c) Notwithstanding any payments made by any Partner under the Original General Partner Security Agreement, the Second General Partner Security Agreement or under this General Partner Security Agreement, neither Partner shall be entitled to be subrogated to any of the rights of any of the Secured Parties against the Partnership or either Partner or any collateral security or guaranty held by any of the Secured Parties, nor shall either of the Partners seek any reimbursement from the other Partner or the Partnership (except as permitted pursuant to the Partnership Agreement) in respect of payments made by such Partner hereunder or in respect of payments made with the Collateral, unless and until all Obligations (defined below) shall have been indefeasibly paid or performed, as the case may be, in full, pursuant to this General Partner Security Agreement, the Loan Agreement and the other Loan Instruments. If any amount shall be paid to either Partner on account of such subrogation rights at any time when all such Obligations shall not have been indefeasibly paid or performed, as the case may be, in full, such amount shall be held by such Partner in trust for the Secured Parties, segregated from its other funds, and shall be turned over to Agent for the benefit of the Secured Parties in the exact form received by such Partner (duly endorsed to Agent for the benefit of the Secured Parties, if required) to be applied against the Obligations in such order as the Secured Parties may elect.
          (d) The obligations set forth herein shall continue to be effective or reinstated, as the case may be, if at any time and for any reason any payment made by the Partnership with respect to any Guarantied Obligations is rescinded or must otherwise be returned by any Secured Party, all as though such payment had not been made.
     3. Confirmation of Security Interest; Creation of Security Interest.
          (a) As security for the full payment or performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (defined below) now existing or hereafter arising, each Partner hereby confirms the grant made by such Partner on the Closing Date pursuant to the terms of the Original General Partner Security Agreement of, and hereby grants, a lien on and first priority security interest (“Security Interest”) in favor of Agent for the equal and ratable benefit of the Secured Parties in all of such Partner’s right, title and interest in and to the following collateral, whether now existing or hereinafter acquired (collectively, the “Collateral”):
     (i) its general partnership interest, voting rights and powers of ownership in the Partnership, any other ownership interest of whatever type in the Partnership now or hereafter owned by such Partner, and all of its rights under the Partnership Agreement (including, without limitation, all of its right, title and interest as a general partner to participate in the operation or management of the Partnership and all of its rights to property, assets, partnership interests and distributions under the Partnership Agreement), in each case together with any certificates evidencing the same and any options, warrants or other rights to purchase such interests at any time owned by such Partner (including all such interests or options, warrants or other rights acquired by each Partner in the future (collectively, the “Partnership Interests”));
     (ii) all present and future rights of such Partner to receive payment of money or other distribution or payment arising out of or in connection with its general partnership interest in the Partnership and its rights under the Partnership Agreement or otherwise;
     (iii) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under the Partnership Agreement or at law or otherwise in respect of such Partnership Interests, including, without limitation, all of its rights (including voting rights) as a Partner of the Partnership;
     (iv) all of the Partner’s rights under the Partnership Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Partner relating to the Partnership Interests, including any power to terminate, cancel or modify the Partnership Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Partner in respect of the Partnership Interests and the Partner, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, or collect for any of the foregoing or for any Partnership Interests, or to enforce or execute any checks, or other instruments or orders, or to file any claims or take any action in connection with any of the foregoing;
     (v) all interests in substitution for or in addition to any of the foregoing, any certificates representing or evidencing such interests, and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and
     (vi) to the extent not otherwise included, all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, “proceeds” as defined in Section 9-102(a)(64) of the Code, including whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral;
provided that any distributions made to the Partnership from the Project Control Account pursuant to and in conformity with the provisions of Section 4.1 of the Deposit Agreement shall be released from the Security Interest in the Collateral and shall no longer be part of the Collateral upon the making of such distribution; and provided, further, that the right of each Partner to receive payments from the Partnership on account of Debt incurred by the Partnership to such Partner in accordance with Section 6.12 of the Loan Agreement shall not be part of the Collateral.
          (b) If either Partner acquires (by purchase, distribution or otherwise) any additional Partnership Interest at any time or from time to time after the date hereof, it shall:
     (i) forthwith pledge such Partnership Interest as security to Agent hereunder;
     (ii) promptly notify Agent of such acquisition;
     (iii) to the extent such Partnership Interest (whether now owned or hereafter acquired) is certificated, promptly deliver to Agent its certificates therefor accompanied by such instruments of transfer as are reasonably acceptable to Agent and promptly thereafter deliver to Agent a certificate executed by any authorized officer of such Partner describing such Partnership Interest and certifying that it has been duly pledged hereunder; and

     (iv) to the extent such Partnership Interest (whether now owned or hereafter acquired) is uncertificated, promptly notify Agent thereof and promptly take all actions required to perfect the security interest of Agent under Law, including, without limitation, Section 8-106(c) of the Code.
          (c) This General Partner Security Agreement and the Collateral secures, in accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the “Obligations”):
     (i) payment and performance of the Guarantied Obligations and of each and every obligation, covenant and agreement of each Partner now or hereafter existing contained in any of the Loan Instruments, including, without limitation, this General Partner Security Agreement and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;
     (ii) payment of all sums advanced in accordance herewith or in accordance with the other Security Documents by or on behalf of the Secured Parties to protect any of the Collateral purported to be covered hereby or thereby, with interest thereon at the rate equal to the Default Interest Rate;
     (iii) performance of every obligation, covenant and agreement of either Partner contained in any agreement now or hereafter executed by either Partner which recites that the obligations thereunder are secured by this General Partner Security Agreement or the Collateral; and
     (iv) payment of all sums, with interest thereon at the Default Interest Rate, that may become due and payable to or for the benefit of Secured Parties pursuant to the terms of this General Partner Security Agreement;
          (d) Each Partner shall deliver to Agent all “security certificates” (as defined in Section 8-102(a)(16) of the Code) (including, without limitation, its Partnership Certificate (as defined in Section 4(k) below)) and other documents, instruments or certificates evidencing or representing the Partnership Interests, in each case properly endorsed in blank and in suitable form for transfer by delivery and accompanied by a partnership power in the form of Exhibit A hereto. Each Partner shall take such actions as Agent reasonably requests to effect the foregoing, to permit Agent to exercise any of its rights and remedies hereunder, to effect fully the purposes of this Agreement, to create, perfect, maintain, and preserve first priority Liens on the Collateral in favor of Agent, and to provide for the payment of the Obligations in accordance with the terms of the Loan Instruments. Upon reasonable request of Agent, each Partner shall provide an opinion of counsel with respect to the perfection of the Lien hereunder reasonably satisfactory to Agent with respect to any pledge of Partnership Interests, upon any change in Law or other material change in circumstances affecting perfection of the security interests granted hereunder. At any time and from time to time, Agent will have the right to exchange certificates or instruments evidencing or representing the Collateral for certificates or instruments of smaller or larger denominations.

     4. Representations, Warranties and Covenants.
     Each Partner hereby represents, warrants and covenants (until such time as each and every Obligation has been satisfied and discharged in full) as follows:
          (a) It (i) is a limited partnership (in the case of the Westmoreland I Partner) or a limited liability company (in the case of the Westmoreland II Partner) duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the organizational capacity and power to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) is duly qualified to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has the requisite organizational power to own its Partnership Interest.
          (b) It has taken all necessary limited partnership, limited liability company or other action, as the case may be, to authorize the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally and general equitable principles.
          (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the terms and provisions hereof (i) contravenes any Law applicable to it or any of its respective properties or other assets, (ii) conflicts with, breaches or contravenes the provisions of its organizational documents or under any mortgage, indenture or other contract, agreement or instrument to which it is a party or by which it or its property is bound, (iii) results in the creation or imposition of any Liens (other than those created hereunder) upon any of its property or assets under, or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default with respect to any of its contractual obligations, or (iv) results in the acceleration or mandatory prepayment of, any Debt evidenced by, or termination of, any contract, agreement or instrument to which it is a party or by which it or any of its property is bound, except in each case where non-compliance, conflict, lien or termination could not have a materially adverse effect on Borrower, the Facilities, the Property, Borrower’s or any Partner’s ability to perform its obligations under the Loan Instruments or the Project Documents or the rights or interests of the Secured Parties.
          (d) There is no action, suit, investigation or proceeding pending or, to such Partner’s knowledge, threatened against such Partner in any court or before any Governmental Authority which, individually or in the aggregate, if decided adversely to the interests of such Partner, could reasonably be expected to materially adversely affect the Partnership Interest or the ability of such Partner to enter into and perform its obligations under this Agreement or any other Loan Instruments to which it is a party or which questions or could reasonably be expected to materially adversely affect the legality, validity or enforceability of any of the Loan Instruments.

          (e) Such Partner is the legal and beneficial owner of the Collateral now owned by it, and will be the legal and beneficial owner of the Collateral hereafter acquired, free and clear of any lien, security interest, pledge, claim or other charge, encumbrance or security arrangement except for the Security Interest.
          (f) This Agreement creates in favor of Agent a valid Security Interest in all of the Collateral and upon delivery to Agent of its Partnership Certificate (as defined below in clause (k) of this Section 4) together with an undated partnership power endorsed in blank (in the form of Exhibit A hereto), such Security Interest shall constitute a duly perfected first priority Security Interest in favor of Agent in all of the Collateral. The Partnership Interests pledged by it hereunder are duly and validly pledged hereunder in accordance with Law.
          (g) Except for the actions contemplated in Section 3(b) hereof with respect to additional Partnership Interests, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, any regulatory body or any other Person is required of such Partner with respect to (i) the grant by it of the Security Interest in the Collateral, (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest) or (iii) the exercise by Agent of the rights provided in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.
          (h) Such Partner shall immediately notify Agent of any claim against the Collateral adverse to the interest of the Secured Parties hereunder.
          (i) Each Partner has delivered to Agent a Perfection Certificate, a copy of which is attached as Exhibit C to this Security Agreement. Each Partner represents and warrants to Agent and each Lender that: (i) each Partner’s exact legal name is stated in the Perfection Certificate and on the signature page hereof; (ii) such Partner is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth such Partner’s organizational identification number or accurately states that such Partner has none; (iv) the Perfection Certificate accurately sets forth as of the date hereof such Partner’s place of business, its chief executive office, the office where such Partner keeps its records regarding the Collateral and the original executed copies of the Assigned Agreements and, if different, such Partner’s mailing address; and (v) all other information set forth in the Perfection Certificate is accurate and complete as of the date hereof. Each Partner shall notify Agent immediately in writing of any change in the location of its chief executive office, principal place of business or the office where such records and originals are kept, or the establishment by such Partner of any other office or place of business, or the adoption or change of its name or any trade name or fictitious business name and, upon written request of Agent, shall execute any additional documents or certificates necessary to reflect the adoption of or change in its name or any trade name or fictitious business name.
          (j) Such Partner agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted in the Collateral or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, such Partner will: (i) mark conspicuously each security note, instrument or chattel paper included in, and each of its records pertaining to, the Collateral with a legend indicating that such document, chattel paper or Collateral is subject to the security interest granted or purported to be granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Agent such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form satisfactory to Agent; and (iii) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby. Each Partner hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Partner where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to each of the Partners.
          (k) The Partnership Interest pledged hereunder is not subject to any defense, offset or counterclaim, nor, to its knowledge, has any of the foregoing been asserted or alleged against it by any Person. There are no certificates, instruments, documents or other writings (other than the Partnership Agreement) of such Partner which evidence any Partnership Interest of such Partner other than the partnership certificate evidencing its Partnership Interest (its “Partnership Certificate”), the form of which is attached hereto as Exhibit B and the original of which will be delivered to Agent on the date hereof. The Partnership Interest is represented by a security certificate in registered form (the transfer of which shall be registered upon books maintained by the Partner) and by its terms expressly provides that it is a security governed by Article 8 of the Code.
          (l) Such Partner will not create, incur, assume or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the Security Interest in the Collateral, and will defend the right, title and interest of Agent in and to any of the Collateral against the claims and demands of all persons whomsoever.
          (m) Such Partner shall not, without the prior written consent of Agent, execute or file in any public office or consent to the execution of or filing of any enforceable financing statement or statements covering any or all of its Collateral, except financing statements filed or to be filed in favor of the Agent.
          (n) Such Partner shall cause the Partnership Interests pledged hereunder to constitute at all times not less than the entire partnership interests of the Partnership then issued and outstanding. It shall not permit (i) the Partnership to issue any additional limited or general partnership interests in the Partnership at any time (whether or not certificated), (ii) the Partnership to have outstanding any subscription agreements, warrants, rights or options to acquire any partnership interests of whatever type, (iii) any partnership interest of the Partnership to be dealt in or traded on any securities exchange or in any securities market, or (iv) any partnership interest of the Partnership to be deemed an investment company security (as defined in Section 8-103(b) of the Code).

     5. Default.
     The occurrence of an Event of Default under the Loan Agreement shall constitute an event of default (“Event of Default”) hereunder.
     6. Rights and Remedies Upon Default.
          (a) Upon the occurrence and during the continuation of an Event of Default hereunder, for the equal and ratable benefit of and on behalf of the Secured Parties, Agent may do one or more of the following:
     (i) Declare, without presentment, demand, protest or notice of any kind, all of which the Partners hereby expressly waive, all Obligations and other indebtedness and amounts secured hereby to be immediately due and payable, whereupon all of said Obligations and other indebtedness and amounts declared due and payable shall be and become immediately due and payable (provided that if, with respect to the Partnership, an Event of Default occurs pursuant to Section 7.1(i) or (j) of the Loan Agreement, the acceleration provided for in this Section 6(a)(i) shall be deemed to have been made upon the occurrence of such Event of Default without declaration or any other action by Agent);
     (ii) Take all cash held by Agent as Collateral and all cash proceeds received or receivable by Agent in respect of the Collateral and then or at any time thereafter apply the same (after payment of any amounts payable to Agent pursuant to Section 19 hereof), in whole or in part, subject to the requirements of the Loan Agreement, to all or any part of the Obligations in the manner specified in Section 6(c) below, unless otherwise agreed by all Lenders in a writing delivered to Agent;
     (iii) give notice of the Event of Default to any Person, collect proceeds and amounts in respect of the Collateral, and enforce all rights of in the Collateral;
     (iv) take possession of any or all of the Collateral, wherever it may be found, and hold, store, repair, improve, operate and manage the same;
     (v) Upon notice to the Partners, which notice need not be in writing (but which notice shall promptly be confirmed in writing), make such payments and do such acts as Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties’ Security Interest in the Collateral including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is, or purports to be, prior to or superior to the Security Interest in the Collateral, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Secured Parties’ Security Interest in or ownership of the Collateral;
     (vi) Foreclose this General Partner Security Agreement as herein provided or in any manner permitted by law, transfer to or register in the name of Agent or any of its nominees any or all of the Collateral, and exercise any and all of the rights and remedies conferred upon the Secured Parties by the Project Documents or the Loan Instruments either concurrently or in such order as Agent may determine without affecting the rights or remedies to which the Secured Parties may be entitled under the Loan Instruments;
     (vii) Upon notice to the Partners, exercise all voting and other rights of the Partners as general partners of the Partnership and exercise all other rights provided under the Partnership Agreement, including, without limitation, receipt of all permitted distributions, if any, made for the account of any Partner under the Partnership Agreement;
     (viii) In accordance with Law, accept the Collateral in full or partial satisfaction of the Obligations; and
     (ix) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code, and sell, license or otherwise dispose of the Collateral or any part thereof in a commercially reasonable manner, at public or private sale, at any exchange, broker’s board or at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices, and upon such other terms as are commercially reasonable. The Partners agree that, to the extent notice of any such disposition shall be required by Law, at least ten (10) days’ notice to the Partners of the time and the place of any public disposition or the time after which any private disposition is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Agent shall incur no liability as a result of the manner of disposition of the Collateral, or any part thereof, at any private disposition conducted in a commercially reasonable manner. The Partners hereby waive, to the extent permitted by Law, any claims against Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been disposed of at a private disposition was less than the price which might have been obtained at a public disposition or was less than the aggregate amount of the Obligations. To the extent permitted by Law, the Partners hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any Law now existing or hereafter enacted. The Partners authorize Agent, at any time and from time to time, to execute, in connection with a disposition of the Collateral pursuant to the provisions of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
          (b) The parties hereto acknowledge that a right of first refusal with respect to each Partner’s partnership interest has been granted to Virginia Power pursuant to the Rova I Power Purchase Agreement; the First Refusal Agreement, dated as of November 19, 1991 between the Partnership and Virginia Power; the Consent to Assignment of Agreement, dated as of November 19, 1991, between Virginia Power and Agent; the Rova II Power Purchase Agreement; the First Refusal Agreement, dated as of December 1, 1993, between the Partnership and Virginia Power; and the Consent to Assignment of Agreement, dated December 23, 1993, between Virginia Power, the Borrower and Agent, and, accordingly, each party hereto hereby agrees that, notwithstanding any provisions of this General Partner Security Agreement to the contrary, any sale pursuant to the provisions of this General Partner Security Agreement shall comply with the terms thereof. Each Partner hereby agrees that its right of first refusal with respect to the other Partner’s partnership interest pursuant to the terms set forth in the Partnership Agreement shall not apply to any sale of partnership interests pursuant to the provisions of this General Partner Security Agreement.
          (c) The proceeds of any sale or realization of the Collateral shall be applied as follows:
     (i) To the repayment of the reasonable costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including, without limitation, legal expenses and attorneys’ fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made);
     (ii) To the payment in full of the “Obligations” (as defined in the Loan Agreement) in accordance with the priority of application specified in Section 2.6(b) of the Loan Agreement and then to the payment in full of any other Obligations;
     (iii) To the payment of any other outstanding obligations of the Partnership or the Partners under the Project Documents; and
     (iv) The surplus, if any, shall be paid to the Partners if lawfully entitled to receive the same or shall be paid to whomsoever a court of competent jurisdiction may direct.
     7. Security Interest Absolute.
     All rights of Agent and the Secured Parties hereunder, the Security Interest and all obligations of the Partners hereunder, shall be absolute and unconditional irrespective of:
     (i) any lack of validity or enforceability of the Original General Partner Security Agreement, the Loan Instruments, the Project Documents (including, without limitation, the Partnership Agreement), or any other agreement or instrument relating thereto;
     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Instruments, the Project Documents (including, without limitation, the Partnership Agreement); or

     (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations.
     8. Agent Appointed Attorney-in-Fact.
     Each Partner hereby irrevocably constitutes and appoints Agent to act, during the continuation of an Event of Default, as such Partner’s attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest and irrevocable), with full authority in the place and stead of such Partner and in the name of such Partner or otherwise, from time to time in Agent’s discretion, to take any action and to execute any and all documents and instruments which Agent may deem necessary or advisable to accomplish the purposes of this General Partner Security Agreement, including, without limitation:
     (i) upon the occurrence and during the continuance of any Event of Default, to exercise all partnership rights, powers and privileges to the same extent as a general partner, including, without limitation, to represent and vote all of the Partnership Interests and to endorse its name on the partnership powers delivered to it pursuant to Section 3(d) hereof;
     (ii) to receive, endorse and collect all instruments made payable to the Partners representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all of such dividends, payments or other distributions;
     (iii) to pay or discharge taxes and liens levied or placed on the Collateral; and
     (iv) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due in connection therewith directly to Agent or as Agent shall direct, (B) to ask or make demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against the Partners with respect to any Collateral, (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and at the Partners’ expense, at any time, or from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interest therein and to effect the intent of this General Partner Security Agreement, all as fully and effectively as the Partners might do.
     9. Agent May Perform.
     During the continuation of an Event of Default, Agent, without releasing the Partners from any obligation, covenant or condition hereof, itself may make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties’ Security Interest in the Collateral. Unless an Event of Default shall have occurred and be continuing, each Partner shall be entitled to receive all distributions made pursuant to the Partnership Agreement, subject to the terms of the Deposit Agreement and exercise all voting rights and take all action it is authorized to take under the Partnership Agreement, provided that no distribution shall be made which is prohibited by this General Partner Security Agreement, the Loan Agreement, any other Loan Instrument or any of the other documents executed in connection with the transactions contemplated hereby or thereby; and provided, further, that no vote or other action taken shall impair any of the Collateral.
     10. Rights and Limitations on Obligations of Agent.
     Anything herein to the contrary notwithstanding, each Partner shall remain liable under the Partnership Agreement to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. Agent shall not have any obligation or liability by reason of or arising out of the Original General Partner Security Agreement or out of this General Partner Security Agreement or the receipt by Agent of any payment relating to any Collateral pursuant hereto, nor shall Agent be obligated in any manner to perform any of the obligations of the Partners under or pursuant to this General Partner Security Agreement, the Partnership Agreement, or any other Project Document or Loan Instrument to which it is a party to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any thereof, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     11. Other Powers.
     The Partners authorize Agent, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this General Partner Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
     12. No Duty on Agent’s Part.
     The powers conferred on Agent hereunder are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Partners for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
     13. Reasonable Care; Standards for Exercising Remedies; Marshaling Collateral.
          (a) Agent shall exercise the same degree of care hereunder as it exercises or would exercise in connection with similar transactions for its own account. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords or would accord collateral held by Agent in similar transactions for its own account; provided, however, it is expressly understood that Agent shall not have responsibility for taking any steps to preserve rights against any parties with respect to the Collateral. In furtherance of the foregoing, to the extent Laws impose on Agent an obligation to exercise remedies in a commercially reasonable manner, the Partners acknowledge and agree that, to the extent consistent with Law, it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other Laws, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on the Collateral or to remove Liens or encumbrances on or any adverse claims against the Collateral, (iv) to exercise or fail to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise or fail to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to hire or fail to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (vii) to disclaim disposition warranties, (viii) to purchase or fail to purchase insurance or credit enhancements to insure Agent against the risk of loss, collection or disposition of the Collateral, or (ix) to obtain or fail to obtain the services of brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.
          (b) Without limiting the generality of the foregoing and except as otherwise provided by Law, Agent shall not be required to resort to any item of the Collateral or guarantees in any particular order; and all of Agent’s rights hereunder and in respect of such Collateral and guarantees shall be cumulative and in addition to all other rights, however existing or arising.
     14. Role of Agent.
     The rights, duties, liabilities and immunities of Agent and its appointment and replacement hereunder shall be governed by Article 8 of the Loan Agreement.

     15. Notices.
     All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when transmitted by facsimile to the number specified below and the receipt confirmed, (c) when sent by overnight courier service, the Banking Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (d) when sent by the United States Postal Service, postage prepaid, registered or certified, return receipt requested, the date received, addressed to the respective party, as the case may be, at the following address, or such other address as any party may from time to time designate by written notice to the others as herein required.

If to the Partners:	Westmoreland-Roanoke Valley, L.P.
c/o Westmoreland Energy, LLC
2 North Cascade Avenue
Colorado Springs, Colorado 80903
Attention: Chief Financial Officer
Telecopy: (719) 448-8098

and

Westmoreland-North Carolina Power, LLC
c/o Westmoreland Energy, LLC
2 North Cascade Avenue
Colorado Springs, Colorado 80903
Attention: Chief Financial Officer
Telecopy: (719) 448-8097

If to Agent:

Prudential Investment Management, Inc.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Electric Finance Group
Telephone: (214) 720-6272
Facsimile: (214) 720-6297
     16. Other Remedies.
     Any and all remedies herein expressly conferred upon Agent shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, by the other Loan Instruments or by law on Agent, and the exercise of any one remedy shall not stop, prevent or preclude the exercise of any other remedy which Agent or the Secured Parties may have until such time as all of the Obligations and the guaranty of such Obligations shall have been satisfied, released and discharged in full. The application of the Collateral to satisfy the Obligations pursuant to the terms hereof shall not operate to release the Security Interest in the Collateral until payment in full of any deficiency has been made in cash.
     17. Waiver.
     By exercising or failing to exercise any of its rights, options or elections hereunder, Agent, on behalf of the Secured Parties, shall not be deemed to have waived any breach or default on the part of the Partners or to have released the Partners from any of the Obligations secured hereby. A waiver or release of the Partners shall be effective only if it is in writing and signed by Agent.
     18. Waiver of Claims.
     Notwithstanding any payment or payments made by the Partners or the exercise by Agent of any of the remedies provided under this General Partner Security Agreement, the Loan Agreement or any of the other Loan Instruments, each Partner expressly, irrevocably and unconditionally waives and releases any and all “claims” (as that term is defined in Title 11 of the United States Code) it may now or hereafter have against the Partnership, and shall not be entitled to, and hereby expressly waives, any and all rights of subrogation, reimbursement, indemnity, exoneration and contribution against the Partnership and against any collateral security and guaranty held by any of the Secured Parties, which such Partner may now or hereafter have against the Partnership, without regard to whether any such right or claim arises expressly, implicitly, by operation of law or otherwise; provided that such waiver and release shall not be effective as to any such claim or entitlement or such subrogation and other rights that arise, and result from transactions or other events occurring in their entirety, after the indefeasible payment, performance or other satisfaction in full of the Obligations; and provided further, however, that nothing contained herein shall impair any right of reimbursement, contribution or indemnification of one Partner against the other. If any amount shall be paid at any time to such Partner on account of subrogation or other rights, notwithstanding the foregoing waiver and release thereof, such amount shall be held by such Partner in trust for the Secured Parties, segregated from its other funds, and shall be turned over to Agent for the benefit of the Secured Parties in the exact form received by such Partner (duly endorsed to Agent for the benefit of the Secured Parties, if required) to be applied against the Obligations in such order as the Secured Parties may elect.
     19. Expenses.
     The Partners agree to pay, upon demand, to Agent the amount of any and all expenses, including, without limitations, the fees and expenses of Agent’s counsel and of any experts and agents, which Agent may incur in connection with (i) the custody or preservation of the Collateral, (ii) the exercise or enforcement of any rights of Agent hereunder or (iii) the failure by the Partners to perform or observe any of the provisions hereof, together with interest thereon at the Default Interest Rate from the date of demand for each such payment by Agent.
     20. Time of Essence.
     Time is of the essence with respect to this General Partner Security Agreement and all of its provisions.

     21. Binding Upon Successors.
     All agreements, covenants, conditions and provisions of this General Partner Security Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.
     22. Captions.
     The caption or heading at the beginning of each Section and the table of contents are for the convenience of the parties only and are not a part of this General Partner Security Agreement.
     23. Governing Law and Jurisdiction.
          (a) This General Partner Security Agreement shall be governed by and construed in accordance with the internal laws of the State of New York as to interpretation, enforcement, validity, construction, effect and in all other respects, but excluding perfection, which shall be governed by the laws of the jurisdiction relevant thereto.
          (b) With respect to any legal action or proceeding brought by Agent on behalf of the Secured Parties against the Partners arising out of or in connection with any of the Loan Instruments to which any Partner is a party, each Partner hereby irrevocably (i) consents to the jurisdiction of any state or federal court located in the State of New York, (ii) consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified by such Partner for the receipt of notices if such address is outside such territorial jurisdiction and (iii) waives any objection to the venue of the aforesaid courts. Each Partner hereby irrevocably designates, appoints and empowers CT Corporation System (the “Process Agent”, which has consented thereto) with offices on the date hereof at 111 Eighth Avenue, New York, New York 10019 as agent to receive for and on behalf of each Partner service of process in the State of New York. Each Partner agrees that each will at all times continuously maintain either a registered office or an agent to receive service of process in the State of New York on behalf of itself and its properties with respect to any Loan Instrument to which it is a party.
     24. Amendment.
     This General Partner Security Agreement may be modified, amended or rescinded only by a writing expressly referring to this General Partner Security Agreement and signed by all of the parties hereto.
     25. Severability.
     Every provision of this General Partner Security Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of such other provisions shall remain in full force and effect.
     26. Secured Parties Not Liable.
     Neither this General Partner Security Agreement nor any action on the part of Agent or the Secured Parties shall constitute an assumption by Agent or the Secured Parties of any of the obligations of the Partners or the Partnership related to any of the Collateral, and the Partners and the Partnership shall continue to be liable for all such obligations whether incurred before or after an Event of Default.
     27. Termination; Release of Collateral.
     This General Partner Security Agreement shall terminate, and all of the Collateral shall be released automatically from the Security Interest therein, at such time that the Secured Parties are required to release and terminate all Liens of the Security Documents pursuant to Section 9.17 of the Loan Agreement.
     28. Counterparts.
     This General Partner Security Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this General Partner Security Agreement to be duly executed as of the day and year first written above.

WESTMORELAND-ROANOKE VALLEY, L.P.
By:	WEI-Roanoke Valley, Inc., a general partner of
Westmoreland-Roanoke Valley, L.P.

	By:	/s/ David J. Blair
Name: David J. Blair
Title: CFO & Treasurer

WESTMORELAND-NORTH CAROLINA POWER, LLC, a Virginia limited liability company

By:	/s/ David J. Blair
	Name:	David J. Blair
	Title:	CFO & Treasurer

PRUDENTIAL INVESTMENT MANAGEMENT, INC., as Agent
By:	/s/ Timothy M. Laczkowski		WHB
	Name:	Timothy M. Laczkowski
	Title:	Vice President

Exhibit A
FORM OF PARTNERSHIP POWER
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                             , all of its partnership interests(s) in Westmoreland Partners, a Virginia general partnership, standing in its name on the books of Westmoreland- Partners, represented by the following certificate(s)                                         , and irrevocably appoints                                                              as attorney to transfer such certificated securities with full power of substitution in the premises.

Date:	WESTMORELAND-ROANOKE VALLEY, L.P.
	By:	WEI-Roanoke Valley, Inc., a general partner of
Westmoreland-Roanoke Valley, L.P.

		By:	/s/ David J. Blair
Name: David J. Blair
Title: CFO & Treasurer

In the presence of:
/s/ Morris W. Kegley

Exhibit B
FORM OF PARTNERSHIP CERTIFICATE
PARTNERSHIP INTEREST CERTIFICATE
WESTMORELAND PARTNERS
a Virginia general partnership

Percentage:	Cert. No. ___
General Partner Interest
     THIS CERTIFIES THAT                                          is the owner of a Fifty Percent (50%) Partnership Interest in Westmoreland Partners, a Virginia general partnership (the “Partnership”). Such Partnership Interest is not transferable except as provided in the (i) General Partner Security Agreement (as defined in Exhibit X to the Credit Agreement, dated as of February 11, 2008 by and among the Partnership, as borrower, the lenders party thereto and Prudential Investment Management, Inc., as Agent, as amended and as may be further amended, modified or supplemented from time to time) and (ii) Amended and Restated General Partnership Agreement, dated as of December 1, 1993, as amended, modified or restated from time to time (as so amended, modified or restated, the “Partnership Agreement”), and is otherwise subject to the terms and conditions of the General Partner Security Agreement and the Partnership Agreement. Capitalized terms used herein are used as defined in the Partnership Agreement.
     THIS CERTIFICATE is not negotiable or transferable except in connection with the transfer of the Partnership Interest evidenced hereby and as provided in the General Partner Security Agreement and in Section 8 of the Partnership Agreement; provided, however, that this Partnership Interest certificate, when coupled with the partnership power in the form set forth on the reverse hereof, duly executed in blank or assigned to the named assignee, may be deposited with the continuing partners of the Partnership and shall constitute direction by the registered owner of this Partnership Interest certificate to such continuing partners of the Partnership to register the change of ownership of the Partnership Interest evidenced hereby to such assignee and to issue a new certificate reflecting such change of ownership to such assignee. The Partnership Interest evidenced by this Partnership Interest certificate shall constitute “securities” within the meaning of and governed by (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the Commonwealth of Virginia and in the State of New York and (ii) the law of any other applicable jurisdiction that presently or hereafter is substantially similar to such Article 8.
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     IN WITNESS WHEREOF, the Partnership has caused this Partnership Interest certificate to be signed on this                          day of                                          .

WESTMORELAND PARTNERS
By:	WESTMORELAND-ROANOKE VALLEY,L.P. as general partner

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:
Name:
Title:

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.